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                                  Exhibit 23.2

                CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement (Form S-8) of Connetics Corporation, pertaining to the 1995 Directors' Stock Option Plan, 2002 Employee Stock Plan, 1995 Employee Stock Purchase Plan and Stock Plan (2000), of our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of Connetics Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                     /s/ ERNST and YOUNG LLP




Palo Alto, California
February 6, 2004